Exhibit 10.53

Execution Version

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 12, 2004 is made and entered into by and among Reliant Pharmaceuticals, Inc., a Delaware corporation and the successor in interest to Reliant Pharmaceuticals, LLC (“Parent”), RP SUB No. 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerSub”), Versant Reliant Corporation, a Delaware corporation (“Versant”), Versant Venture Capital I, L.P., a Delaware limited partnership and a stockholder of Versant (“VVC I”), Versant Affiliates Fund I-A, L.P., a Delaware limited partnership and a stockholder of Versant (“VAF IA”), Versant Affiliates Fund I-B, L.P., a Delaware limited partnership and a stockholder of Versant (“VAF IB”) and Versant Side Fund I, L.P., a Delaware limited partnership and a stockholder of Versant (“VSF I,” and, together with VVC I, VAF IA and VAF IB, the “Versant Stockholders”). Versant shall be the surviving corporation of the merger of MergerSub with and into Versant as provided herein (the “Merger”).

WHEREAS, Versant was formed by the Versant Stockholders for the sole purpose of investing in Reliant Pharmaceuticals, LLC, a Delaware limited liability company, which was converted into a Delaware corporation effective April 1, 2004 (the “Conversion”), and Versant has transacted no other business other than to hold certain equity securities of Parent;

WHEREAS, Versant is the record and beneficial owner of 750,000 shares of the Series B Preferred Stock of Parent and 153,420 shares of the Series C Preferred Stock of Parent (collectively, the “Versant-Owned Reliant Equity”);

WHEREAS, MergerSub is a Delaware corporation organized and existing under the laws of the State of Delaware which was formed for the purpose of participating in the Merger with Versant;

WHEREAS, as a result of the Conversion, Parent desires to acquire the stock of Versant and the Versant Stockholders desire to acquire shares of Parent Preferred Stock (as defined herein) in a tax-free transaction and the parties hereto are willing to enter into this Agreement to effect such transaction; and

WHEREAS, the respective boards of directors of Versant and MergerSub have approved and declared advisable, and the Versant Stockholders and the stockholder of MergerSub have determined it to be in their respective best interests to effect, the merger of MergerSub with and into Versant upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.

THE MERGER

1.01                           The Merger.

(a)                                  General. Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined herein): (a) MergerSub shall be merged with and into Versant and the separate corporate existence of MergerSub shall thereupon cease, (b) Versant shall be the surviving company in the Merger (the “Surviving Company”), its name shall be “RP Sub No.1, Inc.” and it shall continue to be governed by the laws of the State of Delaware, (c) all rights, privileges, immunities, powers, purposes, franchises, properties and assets of Versant and MergerSub shall vest in the Surviving Company, and (d) all debts, liabilities, obligations, restrictions, disabilities and duties of Versant and MergerSub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company. At the Effective Time, the Certificate of Incorporation and By-laws of the Surviving Company shall be amended in their entirety to contain the provisions set forth in the Certificate of Incorporation and the By-laws of MergerSub, each as in effect immediately prior to the Effective Time.

(b)                                 Tax-Free Treatment. The parties intend that the Merger will meet the requirements of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

1.02                           Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (“Merger Certificate”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”). Immediately prior to the filing of the Merger Certificate, a closing (the “Closing”) will be held at the offices of Latham & Watkins LLP (or such other place as the parties may agree) at 10:00 a.m., local time, for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The date on which the Closing occurs is referred to herein as the “Closing Date.”

1.03                           Directors and Officers of the Surviving Company. The directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Company. The officers of MergerSub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Company.

ARTICLE 2.

EFFECT OF THE MERGER; CONVERSION OF SECURITIES

2.01                           Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerSub, Versant or any Versant Stockholder:

(a)                                  Versant Common Stock. Each issued and outstanding share of common stock par value $1.00 per share, of Versant (“Versant Common Stock”) shall be converted into and become: (i) 265.957446809 validly issued, fully paid and nonassessable shares of  Series B Preferred Stock, par value $0.01 per share, of Parent (the “Series B Preferred Stock”); and (ii) 54.404255319 validly issued, fully paid and nonassessable shares of Series C Preferred Stock, par value $0.01 per share, of Parent (the “Series C Preferred Stock” together with the Series B Preferred Stock, the “Parent Preferred Stock”). As of the Effective Time, all shares of Versant Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of shares of Versant Common Stock immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates evidencing such shares, certificates representing the shares of Parent Preferred Stock, and cash in lieu of fractional shares of Parent Preferred Stock as provided in Section 2.05 hereof. All shares of Parent Preferred Stock issued in exchange for Versant Common Stock in connection with the Merger shall be deemed to have been issued on the dates set forth on Exhibit A, such dates being the dates the equivalent securities constituting the Versant-Owned Reliant Equity were issued.

(b)                                 MergerSub Common Stock. Each share of common stock, par value $0.01 per share, of MergerSub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall automatically convert into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

2.02                           Exchange of Certificates

(a)                                  The certificates previously representing shares of Versant Common Stock (the “Versant Certificates”) shall represent the right to receive certificates representing the shares of Parent Preferred Stock into which such shares of Versant Common Stock were converted in the Merger. As soon as practicable after the Effective Time, the holder of such Versant Certificate shall be entitled to receive in exchange therefore one or more certificates representing that number of whole shares of Parent Preferred Stock into which the shares of Versant Common Stock represented thereby were converted pursuant to the provisions of this Article II after taking into account all the shares of Versant Common Stock then held by such holder under all such Versant Certificates so surrendered, and such Versant Certificates so surrendered shall forthwith be stamped cancelled.

(b)                                 The certificate(s) previously representing shares of the common stock, par value $0.01 per share, of MergerSub shall remain outstanding and, from and after the Effective Time, shall represent the corresponding shares of the common stock of Surviving Company.

2.03                           Distributions with Respect to Unexchanged Securities. No dividends or other distributions declared or made after the Effective Time with respect to Parent Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Versant Certificate with respect to the shares of Parent Preferred Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of fractional shares of Parent Preferred Stock shall be paid to any such holder pursuant to Section 2.05, in each case until the holder of such share of Versant Common Stock shall surrender such Versant Certificates in accordance with this Article II. Following surrender of any Versant Certificates, there shall be paid to the record holder of the certificate representing whole shares of Parent Preferred Stock issued in exchange therefore, without interest (a) at the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Preferred Stock to which such holder is entitled pursuant to Section 2.05 and the amount of dividends or other distributions paid with respect to such whole shares of Parent Preferred Stock with a record date after the Effective Time and paid prior to such surrender and (b) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of Parent Preferred Stock with a record date after the Effective Time but prior to such surrender and a payment date after such surrender.

2.04                           No Further Ownership Rights in Versant Common Stock. All shares of Parent Preferred Stock issued in exchange for Versant Certificates that are surrendered in accordance with the terms of this Article II (including any dividends or other distributions paid pursuant to Section 2.03 and cash in lieu of fractional shares pursuant to Section 2.05) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to (i) the shares of Versant Stock previously represented by such Versant Certificates. After the Effective Time there shall be no further registration of transfers on the transfer books of Versant of the shares of Versant Common Stock that were outstanding immediately prior to the Effective Time.

2.05                           No Fractional Shares; Cash in Lieu. No certificates or scrip representing fractional shares of Parent Preferred Stock shall be issued upon the surrender for exchange of Versant Certificates. Each holder of Versant Common Stock issued and outstanding at the Effective Time which would otherwise be entitled to receive a fractional share of Parent Preferred Stock upon surrender of Versant Certificates for exchange pursuant to this Article II shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Preferred Stock that would otherwise be issued multiplied by $20.00.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF VERSANT AND THE VERSANT STOCKHOLDERS

Versant and each of the Versant Stockholders, severally and not jointly, represent and warrant to Parent and MergerSub as follows:

3.01                           Organization and Qualification.

(a)                                  Versant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. Versant is qualified or otherwise authorized to transact business as a foreign corporation in California and in no other jurisdiction, and there is no other jurisdiction in which such qualification or authorization is required in order to own, lease and operate its assets and properties and to carry on its business.

(b)                                 Versant has previously provided to Parent true and complete copies of its Certificate of Incorporation and By-Laws, each as currently in effect, and such charter documents shall not have been modified prior to the Effective Time. Versant is neither in default in the performance, observation or fulfillment of such charter documents nor subject to any other charter documents. The minute books of Versant provided to Parent contain reasonably accurate records of the actions taken (i) at meetings of the Board of Directors (and any committees thereof) or by written consent in lieu thereof, and (ii) by consent or meeting of the stockholders of Versant, in each case, from the date of the incorporation of Versant through and including the date hereof.

(c)                                  Versant has transacted no other business and has no other corporate purpose other than to hold equity securities of Parent. Versant is the beneficial owner of 750,000 shares of Series B Preferred Stock, which shares (including predecessor securities thereto) were acquired on July 24, 2000 (with respect to 375,000 shares) and December 15, 2000 (with respect to 375,000 shares), and 153,420 shares of Series C Preferred Stock, which shares (including predecessor securities thereto) were acquired on January 28, 2002. Without limiting the foregoing, Versant:  (i) is not and never has been party to any contract or agreement other than those set forth on Schedule 3.01(c); (ii) did not and does not own any property, whether real, personal, intangible or otherwise (other than equity securities of Parent); and (iii) neither currently nor at any time in the past had or has any employees or employee benefit  plans.

3.02                           Subsidiaries and Other Affiliates. Versant has no subsidiaries. Versant did not and does not, directly or indirectly, own, have an investment in or have any right or obligation to acquire any of the capital stock of (or hold an equity or membership interest in), and is not a party to a partnership or joint venture with, any other person, other than Parent.

3.03                           Authority to Execute and Perform Agreements. Versant has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Versant, including approval by its Board of Directors and the Versant Stockholders. This Agreement has been duly executed and delivered by Versant and the Versant Stockholders and, when duly executed and delivered by the other parties hereto, will constitute a valid and binding obligation of Versant and each Versant Stockholder, enforceable against Versant and such Versant Stockholder in accordance with its terms.

3.04                           Capitalization.

(a)                                  Versant is authorized to issue 10,000 shares of common stock, par value $1.00 per share, of which 2,820 shares (the “Versant Shares”) are as of the date hereof (and, immediately prior to Effective Time, will be) issued and outstanding. Exhibit B attached hereto sets forth a true and complete list of the name of each record holder of the issued and outstanding Versant Shares, and the number of Versant Shares owned by each such record holder as of the date hereof.

(b)                                 There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Versant any shares of capital stock or any other security of Versant, and there is no outstanding security of any kind pursuant to which there is a contractual right to convert into or exchange for such shares of capital stock or other security of Versant.

(c)                                  Versant has no equity appreciation rights, phantom stock plan, option plan, restricted stock plan or similar rights outstanding. There are not any outstanding obligations of Versant to repurchase, redeem or otherwise acquire any Versant Shares, voting securities or securities convertible into or exchangeable or exercisable for Versant Shares or voting securities of Versant, or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. All outstanding Versant Shares are duly authorized and validly issued, fully paid, non-assessable and free of any preemptive rights. All outstanding Versant Shares have been issued in compliance with all applicable federal and state securities laws. There are no registration rights agreements, voting trusts, proxies or other similar agreements, instruments or understandings to which Versant is a party with respect to the outstanding Versant Shares.

3.05                           No Conflicts. The execution, delivery and performance of this Agreement by Versant and the consummation by Versant of the Merger and the other transactions contemplated hereby will not:  (a) violate any provision of the Certificate of Incorporation or By-Laws of Versant; (b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate or accelerate any payment owed by Versant under, or constitute (or with notice or lapse of time or both constitute) a default under, any note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument to which Versant is a party or to which it or any of its assets, properties or securities are bound or subject (the “Versant Agreements”); (c) require Versant to obtain any consent or approval from, or provide notice to, any third party required under any Versant Agreement prior to the Closing; (d) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any governmental entity applicable to Versant or by which any of Versant’s assets, properties or securities is bound; (e) violate any permits issued to or held by Versant; or (f) result in the creation of any pledge, lien, charge, encumbrance or security interest (“Liens”) on the assets, properties or securities of Versant. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to Versant in connection with the execution and delivery of this Agreement by Versant, or the consummation of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware by MergerSub and Versant.

3.06                           Versant Financial Statements. Versant has previously delivered to Parent the unaudited financial statements (including, in each case, any related notes thereto) as of and for the years ended December 31, 2002 and 2003, and the three month period ended March 31, 2004 (the “Financial Statements”). The Financial Statements fairly present in all material respects, the financial position of Versant as at the respective dates thereof and the results of its operations and cash flows for the periods indicated. The unaudited balance sheet of Versant dated as of March 31, 2004 is hereinafter referred to as the “Versant Balance Sheet.”

3.07                           Absence of Undisclosed Liabilities. Other than those liabilities created by the agreements set forth on Schedule 3.01(c), as of the date of the Versant Balance Sheet, Versant has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes (as defined below) due or then accrued or to become due), other than those that were adequately reflected or reserved against on the Versant Balance Sheet. Except as disclosed on the Versant Balance Sheet, Versant is not subject to any obligation or liability, whether absolute, accrued, contingent or otherwise and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such an obligation or liability.

3.08                           No Material Adverse Change. Except as heretofore disclosed in writing by Versant to Parent, there has been no material adverse change in the business, properties or financial condition of Versant since the date of the Versant Balance Sheet.

3.09                           Tax Matters.

(a)                                  Versant has filed all Tax Returns required to be filed by Versant (except, as set forth in Schedule 3.09, in those jurisdictions to which any apportioned losses from Reliant Pharmaceuticals, LLC were deemed too small to warrant the expense of filing). All such Tax Returns were true, correct and complete in all material respects. All Taxes owed by Versant (whether or not shown on any Tax Return) have been timely paid. Any provision for Taxes reflected in the Versant Balance Sheet is adequate for payment of any and all Tax liabilities for periods ending on or before April 12, 2004. There are no Liens for Taxes on any assets of Versant except Liens for current Taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made.

(b)                                 There has not been any audit of any Tax Return filed by Versant and to the knowledge of Versant or any Versant Stockholder, no audit of any such Tax Return is in progress and neither Versant nor any Versant Stockholder has been notified by any Tax authority that any such audit is contemplated or pending. To the knowledge of Versant and each Versant Stockholder, there is no Tax deficiency or claim for additional Taxes asserted or threatened to be asserted against Versant by any Taxing authority. No extension of time with respect to any date on which a Tax Return was or is to be filed by Versant or on behalf of Versant is in force, and no waiver or agreement by Versant is in force for the extension of time for the assessment or payment of any Tax.

(c)                                  Versant (i) has not been a member of an “affiliated group” filing a consolidated federal income tax return, and (ii) has no liability for the Taxes of any person (other than the Taxes of Versant) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(d)                                 Versant does not hold any United States real property interests within the meaning of Section 897(c) of the Code.

(e)                                  Versant has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(f)                                    There is no person who should be treated as an employee of Versant for any employment or withholding tax purpose who was not treated as an employee by Versant. Versant has not entered into any compensatory agreements with respect to the performance of services that would be an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code if Versant were not a small corporation as defined in Code Section 280G(b)(5).

(g)                                 For purposes of this Agreement, the term “Tax” or “Taxes” means all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto, and the term “Tax Return” means any return (including information return), report, notice, form, declaration, claim for refund, estimate, election, information statement or other document relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof filed or to be filed with any governmental entity.

3.10                           Compliance with Laws. Versant is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental entity. Since its incorporation, Versant has not received notice of, and there has not been any citation, fine or penalty imposed against Versant for, any violation or alleged violation that has had or that would reasonably be expected to have a material adverse effect with respect to the business, properties, assets, liabilities, financial condition, results of operations of Versant.

3.11                           Actions and Proceedings. There are no outstanding orders, awards, judgments, injunctions or decrees of any court, arbitrator or governmental entity against Versant or any of its securities, assets or properties. There are no (a) judicial or administrative actions, suits, or claims or legal, administrative or arbitration proceedings or, to the knowledge of Versant, investigations or reviews pending, or (b) to the knowledge of Versant, judicial or administrative actions, suits, or claims or legal, administrative or arbitration proceedings, investigations or reviews threatened against Versant.

3.12                           Disclosure. The representations and warranties of Versant and the Versant Stockholders contained in this Agreement, do not contain any untrue statement of a material fact, and do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

3.13                           Additional Representations Regarding Versant Stockholders.

(a)                                  Each Versant Stockholder is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with full partnership power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted.

(b)                                 Each Versant Stockholder has the limited partnership power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of each Versant Stockholder. This Agreement has been duly executed and delivered by each Versant Stockholder and, when duly executed and delivered by the other parties hereto, will constitute a valid and binding obligation of each Versant Stockholder, enforceable against each Versant Stockholder in accordance with its terms.

(c)                                  The execution, delivery and performance of this Agreement by each Versant Stockholder and the consummation by each Versant Stockholder of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Limited Partnership or Partnership Agreement of any Versant Stockholder, (ii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any governmental entity applicable to any Versant Stockholder or by which any of its assets or properties is bound; (iii) violate any permits issued to or held by any Versant Stockholder; or (iv) result in the creation of any Lien on the assets or properties of any Versant Stockholder. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to Versant in connection with the execution and delivery of this Agreement by any Versant Stockholder, or the consummation of the transactions contemplated hereby.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

Parent and MergerSub, jointly and severally, represent and warrant to Versant and the Versant Stockholders as follows:

4.01                           Organization and Good Standing.

(a)                                  Each of Parent and MergerSub is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. Parent and MergerSub are each qualified or otherwise authorized to transact business as a foreign entity in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect with respect to Parent or MergerSub.

(b)                                 MergerSub was formed solely for the purpose of carrying out the transactions contemplated by this Agreement and has no other assets or activities.

(c)                                  As of the date hereof, all of the issued and outstanding stock of MergerSub is, and immediately prior to the Effective Time, will be, owned by Parent. There is no current plan or intention to cause equity interests in MergerSub to be issued or transferred to any additional party after the Merger.

4.02                           Authority to Execute and Perform Agreement. Parent and MergerSub each have the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Parent and MergerSub, including approval by the boards of director of MergerSub and approval by Parent as the sole stockholder of MergerSub as required under the charter documents of such entities and DGCL. This Agreement has been duly executed and delivered by each of Parent and MergerSub and, when duly executed and delivered by Versant, will constitute a valid and binding obligation of each of Parent and MergerSub, enforceable against each of such entities in accordance with its terms.

4.03                           Capitalization.

(a)                                  Parent is authorized to issue  shares of capital stock as follows:  (i) 100,000,000 shares of common stock, $0.01 par value per share, 4,680,908 shares of which are issued and outstanding; (ii) 425,000 shares of Series A Preferred Stock, $0.01 par value per share, 425,000 shares of which are issued and outstanding; (iii) 14,250,000 shares of Series B Preferred Stock, $0.01 par value per share, 13,500,000 shares of which are issued and outstanding, (iv) 8,211,047 shares of Series C Preferred Stock, $0.01 par value per share, 8,057,627 shares of which are issued and outstanding; and (v) 19,172,842 shares of Series D Preferred Stock, $0.01 par value per share, 13,618,192 shares of which are issued and outstanding. When issued in accordance with the terms of this Agreement, the Parent Preferred Stock to be issued to the Versant Stockholders will be validly issued, fully paid and nonassessable, but will be subject to the restrictions set forth in (x) the Certificate of Designations, filed with the Secretary of State of the State of Delaware on April 1, 2004 (y) the Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003, among Parent and the signatories thereto (the “Registration Rights Agreement”) and (z) the Stockholders’ Agreement, dated as of April 1, 2004 among Parent and its stockholders (the “Stockholders’ Agreement”).

(b)                                 MergerSub is authorized to issue 1,000 shares of common stock, par value $0.01 per share, of which 1,000 are as of the date hereof (and, immediately prior to Effective Time, will be) issued and outstanding. Such shares have been duly authorized and are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights.

4.04                           No Conflicts. The execution, delivery and performance of this Agreement by Parent and MergerSub and the consummation by Parent and MergerSub of the transactions contemplated hereby will not:  (a) violate any provision of the charter documents of Parent or MergerSub; (b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate or accelerate all payments owed by Parent under, or constitute (or with notice or lapse of time or both constitute) a default under, any note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument to which Parent is a party or to which any of them or any of their assets or properties is bound or subject (the “Parent Agreements”); (c) require Parent or MergerSub to obtain any consent or approval from, or provide notice to, any third party required under any Parent Agreement prior to the Closing; (d) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental entity applicable to Parent or MergerSub or by which any of the assets, properties or securities of Parent or MergerSub are bound; or (e) result in the creation of any Lien on the assets, properties or securities of Parent, excluding from the foregoing clauses (b), (c), (d), and (e) any exceptions to the foregoing that, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition, results of operations of Parent or on the ability of either Parent or MergerSub to consummate the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to Parent or MergerSub in connection with the execution and delivery of this Agreement by Parent and MergerSub, or the consummation of the transactions contemplated hereby, except:  (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended; (ii) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware by MergerSub and Versant; and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition, results of operations of Parent or on the ability of Parent and MergerSub to consummate the transactions contemplated hereby.

4.05                           Disclosure. The representations and warranties of Parent and MergerSub contained in this Agreement, do not contain any untrue statement of a material fact, and do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

COVENANTS AND AGREEMENTS

4.06                           Affirmative Covenants of Versant. Except with the prior written consent of Parent, as given by the chief executive officer or chief financial officer, during the period from the date hereof to the earlier of (a) the termination of this Agreement pursuant to Section 7.01 or (b) the Closing Date, Versant shall preserve its business and goodwill and shall operate its business diligently and solely in the ordinary course and consistent with past practice.

4.07                           Negative Covenants of Versant. Except with the prior written consent of Parent, as given by the chief executive officer or chief financial officer, during the period from the date hereof to the earlier of (a) the termination of this Agreement pursuant to Section 7.01 or (b) the Closing Date, Versant shall not:

(a)                                  sell, transfer, abandon or otherwise dispose of, or mortgage, pledge or create or permit to be created any Lien on, any of its assets;

(b)                                 adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Versant;

(c)                                  (i) incur any obligation or liability other than in the ordinary course of business, (ii) incur any indebtedness for borrowed money, or (iii) enter into any contracts or commitments involving payments by Versant;

(d)                                 initiate, compromise or settle any litigation or arbitration proceedings;

(e)                                  enter into or materially modify any contract, agreement or similar instrument;

(f)                                    make any change in accounting method or practice other than as required by applicable law;

(g)                                 make or commit to make any capital expenditures;

(h)                                 make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax Return in any respect;

(i)                                     make any offer of employment to any individual or enter into any consulting arrangement with any Person;

(j)                                     (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any Versant Shares or other securities, (ii) split, combine or reclassify any Versant Shares or other securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Versant Shares or other securities; (iii) purchase, redeem or otherwise acquire any Versant Shares or any other securities thereof or any rights, warrants or options to acquire any such Versant Shares or other securities; (iv) issue, deliver, sell or grant any Versant Common Stock or other securities, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such Versant Common Stock, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or equity based performance units;

(k)                                  authorize or allow either the Board of Directors or the Versant Stockholders to amend, revise or otherwise make any change to the Certificate of Incorporation or By-Laws of Versant;

(l)                                     make any acquisition of real property or enter into any real property lease;

(m)                               enter into any agreement or contract for the sole purpose of obligating Versant to indemnify any third party or amend any such existing indemnification-only agreement, which amendment would have the effect of increasing Versant’s indemnification obligations thereunder; or

(n)                                 make any commitment to do any of the foregoing.

4.08                           Consummation of Agreement. Each party shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

4.09                           Tax-free Transaction. The parties hereto acknowledge that they have reviewed and understand the structure and effects of the Merger. During the two year period following the Merger, Parent will not liquidate, or transfer the stock of, the Surviving Company, or cause or permit the Surviving Company to sell or dispose of a substantial portion of its assets. Each of Parent and Versant shall report the Merger for income tax purposes as a tax-free transaction within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute).

4.10                           Inspection of Records; Access. From the date hereof to the Effective Time, Versant shall allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access to at reasonable times and upon reasonable prior notice to the offices, records and files, correspondence and other books and records of Versant and to the financial information of the Versant Stockholders with respect to Versant as Parent may reasonably request in connection with the transactions contemplated by this Agreement. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any and all information received from Versant or the Versant Stockholders, as the case may be, directly or indirectly, in confidence.

Section 5.06                                Tax Matters.

(a)                                  Tax Returns. Versant Ventures I, LLC, a Delaware limited liability company (“Versant GP”), as designee of the Versant Stockholders will cause to be timely prepared and provided to Parent, and Parent will cause to be timely filed when due (taking into account all extensions properly obtained), all Tax Returns that are required to be filed for any tax period ending on or before the Closing Date by or with respect to Versant (except, as set forth in Schedule 3.09, in those jurisdictions to which any apportioned losses from Parent are deemed too small to warrant the expense of filing) (the “Pre-Closing Tax Period”). Parent will cause to be timely prepared and filed when due (taking into account all extensions properly obtained) all Tax Returns required to be filed for any tax periods beginning after the Closing Date and for any Straddle Period by or with respect to Versant (the “Post-Closing Tax Period”). For purposes of the Agreement “Straddle Period” shall mean any tax period that includes but does not end on the Closing Date. Each of Parent and Versant GP will cause to be delivered to the other party for its review and approval (which approval will not be unreasonably withheld) a copy of each Tax Return it is required to prepare under this Section 5.06 at least 30 days prior to the due date for the filing of such Tax Return (taking into account all extensions properly obtained). Versant GP and Parent agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and to use their reasonable best efforts to agree to the filing as promptly as possible of such Tax Return.

(b)                                 Contests. Promptly after receipt by Parent, Versant or one of their affiliates of written notice of the assertion or commencement of any claim, assessment, audit, examination or other proposed change or adjustment by any taxing authority relating to any Pre-Closing Tax Period (each, a “Tax Claim”) the recipient will promptly notify Versant GP. Versant GP will have the right, at its expense, to control and direct the conduct, defense, settlement and compromise of any Tax Claim to the extent it pertains to Taxes for any such period; provided, however, that Parent and its representatives will be permitted to be present at all proceedings and to approve (which approval shall not be unreasonably withheld) any settlement or other disposition of such Tax Claim if it would adversely affect Parent or any of its affiliates.

(c)                                  Assistance and Cooperation. After the Closing Date, each of Versant GP and Parent will (and cause their respective affiliates to) provide such assistance, information and records to the other as may reasonably be requested in connection with the preparation or filing of any Tax Return or defense of any Tax Claim.

(d)                                 Election to File Consolidated Return. Parent will elect, and will cause Versant to elect, to file a consolidated federal income tax return for the taxable year of Parent in which the Merger occurs.

CONDITIONS

4.11                           Conditions to Obligations of Parent and MergerSub. The obligations of Parent and MergerSub to effect the Merger and the other transactions contemplated herein are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a)                                  Versant Approval. Versant and the Versant Stockholders shall have approved this Agreement and the Merger. Versant shall provide evidence of such approval and waiver to Parent and MergerSub or their representatives.

(b)                                 Representations and Warranties. The representations and warranties of Versant and the Versant Stockholders set forth in Article III hereof shall be true and correct when made, and shall be true and correct at the Effective Time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date).

(c)                                  Covenants. Versant and the Versant Stockholders shall have performed all covenants required by this Agreement to be performed by them on or before the Effective Time.

(d)                                 Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic governmental entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

(e)                                  Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other governmental entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

(f)                                    Parent Agreements. Each of the Versant Stockholders shall have executed signature pages to the Registration Rights Agreement and the Stockholders’ Agreement. Such signature pages shall be held in escrow until the Effective Time.

4.12                           Conditions to Obligations of Versant and the Versant Stockholders. The obligations of Versant and the Versant Stockholders to effect the Merger and the other transactions contemplated herein are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a)                                  MergerSub Approval. The Board of Directors of MergerSub shall have approved, and shall have obtained Parent’s (as sole stockholder of MergerSub) approval of, this Agreement and the Merger. Parent and MergerSub shall provide evidence of such approval to Versant and the Versant Stockholders or their representatives.

(b)                                 Representations and Warranties. The representations and warranties of Parent and MergerSub set forth in Article IV hereof shall be true and correct when made, and shall be true and correct at the Effective Time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date).

(c)                                  Covenants. Parent and MergerSub shall have performed all covenants required by this Agreement to be performed by each of them on or before the Effective Time.

(d)                                 Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic governmental entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

(e)                                  Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other governmental entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

ARTICLE 5.

INDEMNIFICATION

5.01                           Indemnification by Versant Stockholders. From and after the Closing Date, each Versant Stockholder, severally and not jointly, agree to indemnify, defend and save the Parent, Parent’s affiliates, and their respective directors, officers, shareholders, attorneys, accountants, representatives, agents and employees (collectively, the “Parent Indemnified Parties”), harmless from and against, and to promptly pay to or reimburse each such person or entity for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, Taxes, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises, whether or not resulting from third party claims, (including reasonable fees and expenses of attorneys, accountants and other experts) (collectively, “Damages”) arising out of or relating to:

(a)                                  inaccuracy or breach of any representation or warranty of Versant or the Versant Stockholders contained in this Agreement; and

(b)                                 any non-compliance with or breach of any covenant or agreement of Versant or the Versant Stockholders contained in this Agreement.

(c)                                  Notwithstanding anything in this Agreement to the contrary, the sole recourse of any Parent Indemnified Party for any and all Damages relating to or arising from Taxes shall be controlled by Section 7.05.

5.02                           Indemnification by Parent. From and after the Closing Date and subject to the provisions of this Article VII, Parent agrees to indemnify, hold harmless and defend the Versant Stockholders, the Versant Stockholders’ affiliates, and their respective partners, directors, officers, shareholders, attorneys, accountants, representatives, agents and employees (collectively, the “Versant Indemnified Parties”) from and against any and all Damages arising out of or relating to:

(a)                                  any inaccuracy or breach of any representation or warranty of Parent or MergerSub contained in this Agreement; and

(b)                                 any non-compliance with or breach of any covenant or agreement of Parent or MergerSub contained in this Agreement.

Notwithstanding anything in this Agreement to the contrary, the sole recourse of any Versant Indemnified Party for any and all Damages relating to or arising from Taxes shall be controlled by Section 7.05.

5.03                           Indemnification Process. Except as provided in Section 7.04, the party or parties making a claim for indemnification under this Article VII shall be, for the purposes of this Agreement, referred to as the “Indemnified Party” and the party or parties against whom such claims are asserted under this Article VII shall be, for the purposes of this Agreement, referred to as the “Indemnifying Party”. All claims by any Indemnified Party under this Article VII shall be asserted and resolved as follows:

(a)                                  In the event that (i) any claim, demand or proceeding is asserted or instituted by any person other than the parties to this Agreement or their affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or proceeding, a “Third Party Claim”) or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a “Direct Claim” and, together with Third Party Claims, “Claims”), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or proceeding and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or proceeding) (a “Claim Notice”), provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the Damages for which the Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party proper notice.

(b)                                 In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party’s choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party’s election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or proceeding in question, in making any counterclaim against the person asserting the

Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party (except in the event the Indemnifying Party unreasonably withheld or delayed its consent), each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article VII.

(c)                                  In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

(d)                                 From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party’s representatives (except as may be required by applicable law) any information obtained pursuant to this Section 7.03(d) which is designated as confidential by an Indemnified Party.

5.04                           Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Closing for the applicable period set forth in this Section 7.04, and any and all claims and causes of action for indemnification under this Article VII arising out of the inaccuracy or breach of any representation or warranty of the parties must be made prior to the termination of the applicable survival period. All of the representations and warranties of the parties contained in this Agreement and any and all claims and causes of action for indemnification under this Article VII with respect thereto shall terminate two years following the Closing Date; provided that (a) the representations and warranties of Versant and the Versant Stockholders contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.13, and Parent and MererSub contained in Sections 4.01, 4.02, 4.03 and 4.04 shall survive indefinitely, and (b) the representations and warranties of Versant and the Versant Stockholders contained in Section 3.09 shall survive until 90 days following the expiration of the applicable statute or similar period of limitations; it being understood that in the event notice of any claim for indemnification under Section 7.01(a) or Section 7.02(a) shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

5.05                           Tax Indemnification.

(a)                                  From and after the Closing, Versant GP and the Versant Stockholders shall indemnify, save and hold harmless the Parent Indemnified Parties from and against (i) all liability for Taxes of Versant or the Versant Stockholders (to the extent liability for Taxes of the Versant Stockholders is imposed on Versant) with respect to the transactions contemplated by this Agreement; (ii) all liability for Taxes of Versant or the Versant Stockholders (to the extent liability for Taxes of the Versant Stockholders is imposed on Versant) for all Pre-Closing Tax Periods; (iii) any and all Damages arising out of, resulting from or incident to any breach by Versant GP or the Versant Stockholders of any covenant contained in Section 5.06; and (iv) any and all Damages arising out of, resulting from or incident to any inaccuracy or breach or any representation or warranty of Versant or any Versant Stockholder contained in Section 3.09.

(b)                                 From and after the Closing, Parent shall indemnify, save and hold harmless the Versant Indemnified Parties from and against (i) all liability for Taxes of Versant for any Post-Closing Tax Period and (ii) any and all Damages arising out of, resulting from or incident to the breach by Parent of any covenant contained in Sections 5.04 or 5.06.

(c)                                  In the case of any Straddle Period:

(i)                                     real, personal and intangible property Taxes and any other Taxes levied on a per diem basis (“Per Diem Taxes”) of Versant for a Pre-Closing Tax Period shall be equal to the amount of such Per Diem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

(ii)                                  the Taxes of Versant (other than Per Diem Taxes) for any Pre-Closing Tax Period shall be computed as if such taxable period ended as of the Closing.

(d)                                 The parties shall satisfy their indemnity obligations pursuant to this Section 7.05 within 10 days after a final determination (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) of the relevant Tax is made.

ARTICLE 6.

TERMINATION

6.01                           Termination. This Agreement may be terminated at any time prior to the Effective Time, as follows:

(a)                                  by Versant or the Versant Stockholders upon written notice to Parent, if either Parent or MergerSub has breached any representation, warranty or covenant contained herein such that the conditions set forth in Article VI would not be satisfied, and such breach has not been cured by the Closing Date;

(b)                                 by Parent upon written notice to Versant, if either Versant or any Versant Stockholder has breached any representation, warranty or covenant contained herein such that the conditions set forth in Article VI would not be satisfied, and such breach has not been cured by the Closing Date; or

(c)                                  by mutual written consent of Parent, Versant and the Versant Stockholders.

6.02                           Effect of Termination. If this Agreement is terminated as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 8.02.

ARTICLE 7.

MISCELLANEOUS

7.01                           Amendment. This Agreement may not be amended except by an instrument signed by each party hereto; provided, however, that after adoption of this Agreement by the Versant Stockholders or Parent as sole stockholder of MergerSub, no amendment may be made, without the further approval of such stockholders that (a) alters or changes the amount or kind of consideration to be received as provided herein or (b) alters or changes any of the terms of this Agreement if such alteration or change would materially adversely affect the Versant Stockholders or Parent, as sole stockholder of MergerSub, as applicable.

7.02                           Public Announcements and Confidentiality. None of Versant, the Surviving Company, or any Versant Stockholder shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of Parent, except to the extent any party is required to do so by law (in which event, Parent shall nevertheless have the opportunity to review and consult with the disclosing party regarding such disclosure prior to the making thereof). Notwithstanding anything to the contrary set forth herein or in any other agreement or understanding between the parties hereto, the parties to this Agreement may disclose to any and all persons, without limitation of any kind, the “tax treatment” and “tax structure,” within the meaning of Treasury Regulation Section 1.6011-4, of the Merger and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure (but no other details regarding matters covered by this Agreement, including, without limitation, the identities of the parties); provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Merger, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

7.03                           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or MergerSub:

110 Allen Road

Liberty Corner, New Jersey 07938

Attention:  Chief Executive Officer

Telephone No.: (908) 580-1200

Telecopy No.: (980) 542-9405

with a copy to:

Latham & Watkins LLP

Sears Tower, Suite 5800

Chicago, Illinois  60606

Attention:  Michael A. Pucker

Telephone No.: (312) 876-7700

Telecopy No.: (312) 993-9767

If to Versant or any Versant Stockholder:

Versant Venture Management, LLC
3000 Sand Hill Road
Building 4, Suite 210
Menlo Park, CA  94025
Attn:  Sam Colella and Robin L. Praeger

Facsimile: (650) 854-9513

with a copy sent simultaneously to:

O’Melveny & Myers LLP

1999 Avenue of the Stars

Los Angeles, CA 90067

Attn:  Robert Blashek

Facsimile:  (310) 246-6779

7.04                           Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.05                           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.06                           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

7.07                           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.08                           Headings; Construction. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

7.09                           Waiver. Any party hereto may waive any condition to its obligations hereunder, or any breach, default or misrepresentation of any other party hereunder; provided, however, that no waiver by any party of any default, or misrepresentation, whether intentional or not, shall be deemed to extend to any prior or subsequent default, or misrepresentation or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10                           Counterparts. This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, each of which shall be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

IN WITNESS WHEREOF, Parent, MergerSub, Versant and the Versant Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

RELIANT PHARMACEUTICALS, INC.

By :
Name:
Title:

RP SUB NO. 1, INC.

By :
Name:
Title:

VERSANT RELIANT CORPORATION

By :
Name:
Title:

S-1

VERSANT VENTURE CAPITAL I, L.P.

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

VERSANT AFFILIATES FUND I-A, L.P.

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

VERSANT AFFILIATES FUND I-B, L.P.

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

VERSANT SIDE FUND I, L.P.

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

2

For purposes of Sections 5.06 and 7.05

VERSANT VENTURES I, LLC

By:
Name:
Title:

3

Exhibit A

Merger Consideration/Deemed Issue Date/

Fractional Share Payment

Versant Stockholder	Merger Consideration	Deemed Issue Dates	Cash for Fractional Shares
Versant Venture Capital I, L.P.	343,670 shares of Series B Preferred Stock	7/24/00	$36.60
	343,670 shares of Series B Preferred Stock	12/15/00
	140,602 shares of Series C Preferred Stock	1/28/02	$36.80
Versant Affiliates Fund I-A, L.P.	6702 shares of Series B Preferred Stock	7/24/00	$.68
	6702 shares of Series B Preferred Stock	12/15/00
	2,741 shares of Series C Preferred Stock	1/28/02	$.80
Versant Affiliates Fund I-B, L.P.	17,612 shares of Series B Preferred Stock	7/24/00	$1.96
	17,611 shares of Series B Preferred Stock	12/15/00
	7,205 shares of Series C Preferred Stock	1/28/02	$1.68
Versant Side Fund I, L.P.	7,016 shares of Series B Preferred Stock	7/24/00	$.76
	7,015 shares of Series B Preferred Stock	12/15/00
	2,870 shares of Series C Preferred Stock	1/28/02	$.72

Exhibit B

Owners of Versant Shares

Versant Stockholder	Number of Versant Shares Owned	Percentage of Versant Shares Owned
Versant Venture Capital I, L.P.	2584.4	91.65%
Versant Affiliates Fund I-A, L.P.	50.4	1.79%
Versant Affiliates Fund I-B, L.P.	132.44	4.70%
Versant Side Fund I, L.P.	52.76	1.87%
Total:	2820	100.00%

Schedule 3.01(c)

Versant Contracts

•                  Limited Liability Company Unit Subscription Agreement, dated as of July 21, 2000, among Reliant Pharmaceuticals, LLC and the purchasers signatory thereto.

•                  Series C Preferred Unit Subscription Agreement, dated as of December 17, 2001, among Reliant Pharmaceuticals, LLC and the purchasers signatory thereto.

Schedule 3.09

Tax Matters

ALABAMA	AL
ARIZONA	AZ
ARKANSAS	AR
COLORADO	CO
CONNECTICUT	CT
DELAWARE	DE
FLORIDA	FL
IDAHO	ID
INDIANA	IN
KENTUCKY	KY
LOUISIANA	LA

MAINE	ME
MARYLAND	MD
MASSACHUSETTS	MA
MICHIGAN	MI
MINNESOTA	MN
MISSISSIPPI	MS
MISSOURI	MO

NEBRASKA	NE
NEW HAMPSHIRE	NH
NORTH CAROLINA	NC
OREGON	OR
PENNSYLVANIA	PA
WISCONSIN	WI